EXHIBIT 3(a)(vii)



                                 CORRECTED
                         CERTIFICATE OF AMENDMENT
                                    OF
                       CERTIFICATE OF INCORPORATION
                                    OF
                   EVEREST & JENNINGS INTERNATIONAL LTD.


           A Certificate of Amendment of Everest & Jennings International Ltd. was filed with the Secretary of State of the State of Delaware on June 5, 1996 at 9:00 a.m. which requires correction as permitted by subsection
(f) of Section 103 of the General Corporation Law of the State of Delaware. The inaccuracy in said Certificate of Amendment to be corrected is that certain language implementing a reverse split of the capital stock of the corporation effective upon the filing of said amendment was inadvertently omitted from said Certificate of Amendment. The corrected document is set forth as follows:


                         CERTIFICATE OF AMENDMENT
                                    OF
                       CERTIFICATE OF INCORPORATION
                                    OF
                   EVEREST & JENNINGS INTERNATIONAL LTD.


           Everest & Jennings International Ltd., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:

           FIRST: That each member of the Board of Directors of Everest & Jennings International Ltd. has given written consent to the adoption of a resolution setting forth a proposed amendment to the Corporation's Certificate of Incorporation and declaring said amendment advisable and calling for the presentation of said amendment to the voting stockholders of the Corporation for consideration thereof. The resolution setting forth the proposed amendment is as follows:

                RESOLVED, that the Board declares it advisable to amend Paragraph A of Article IV of the Certificate of Incorporation of the Company to read as follows:

                          "A.   The Corporation is authorized to issue  one
               class of Common Stock. The number of shares of Common Stock which the Corporation is authorized to issue is 12,000,000, par value ten cents ($0.10) each.";

and

                FURTHER RESOLVED, that the Board declares it advisable to effect a 1 for 10 reverse stock split of the Company's issued and outstanding Common Stock (the "Reverse Split"), subject to stockholder approval, to be effective upon the filing of the certificate of amendment of the Company's Certificate of Incorporation with the Secretary of State of Delaware (the "Effective Time"); and

               FURTHER RESOLVED, that at the Effective Time every 10 shares of Common Stock, $0.01 par value per share, then outstanding (the"Old Stock") will be converted into 1 share of Common Stock, $0.10 par value per share, (the "New Stock"), subject to the following: no fractional shares will be issued in connection with the Reverse Split, but holders of Old Stock who would otherwise be entitled to receive a fractional share of New Stock will be entitled to receive in lieu thereof a cash payment from the Company in an amount equal to the average daily closing sale stock price for the Old Stock for the 10 trading days immediately preceding the date of the Effective Time multiplied by the number of shares of Old Stock that comprises such fractional interest of New Stock.

            SECOND:    That   thereafter  at  a  meeting  of  stockholders,
stockholders holding a majority of the outstanding shares of the Corporation's Common Stock, Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock, voting together as a single class and voting separately as a class, gave their approval to the adoption of the amendment in accordance with the provisions of Section 216(2) of the General Corporation Law of the State of Delaware.

           THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware, and that the capital or the Corporation will not be reduced under or by reason of the amendment.

           IN WITNESS WHEREOF, said Everest & Jennings International Ltd. has caused this Certificate to be signed by Timothy W. Evans, its Senior Vice President and Secretary, this 31st day of August, 1996.


                            EVEREST & JENNINGS INTERNATIONAL LTD.

                            By: /s/ Timothy W. Evans
                                    Senior Vice President and Secretary